CONFORMED COPY


                             ARROW ELECTRONICS, INC.
                                  25 Hub Drive
                            Melville, New York  11747

                                                          New York, New York
                                                          As of March 25, 1999


      Re: Amendment No. 5 to Senior Note Purchase Agreements dated as of December 29, 1992


To the Noteholders
  Referred to Below

Ladies and Gentlemen:

          Reference is made to the several Senior Note Purchase Agreements, each dated as of December 29, 1992 (collectively, as in effect on the date hereof, the "Agreements"), between Arrow Electronics, Inc., a New York corporation (the "Company") and the financial institutions identified in Annex A thereto, pursuant to which said financial institutions purchased $75,000,000 aggregate principal amount of the Company's 8.29% Senior Secured
Notes due 2000 (the "Senior Notes").

          The Company has requested that the holders of the Senior Notes (the "Noteholders") agree, and the Noteholders party hereto are willing, to amend various provisions of the Agreements, all on the terms and conditions of this Amendment.

          Accordingly, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, all terms used herein that are defined in the Agreements (as amended hereby) shall have their respective meanings as therein defined.

          2. Amendments to Agreements. Subject to the satisfaction of the condition to effectiveness specified in 5 below, but with effect on and after the date hereof, the Agreements are amended as follows:

          2.1 Amendment to Section 2.02. Section 2.02 of the Agreements is amended by deleting the definition of "Credit Agreement" therein and adding the following new definitions thereto (in their appropriate alphabetic locations):

                  "Bank' means any lender party to a Credit Agreement."

                  "Credit Agreement' means, collectively, (i) the Credit Agreement dated as of August 16, 1995 among the Company, the Foreign Subsidiaries party thereto, the financial institutions party thereto and The Chase Manhattan Bank, as successor by merger to Chemical Bank, as Administrative Agent, (ii) the Credit Agreement dated as of March 30, 1999 among the Company, the Foreign Subsidiaries party thereto, the financial institutions party thereto and The Chase Manhattan Bank, as Administrative Agent and (iii) any agreement evidencing Indebtedness incurred by the Company or any Foreign Subsidiary to refinance any Credit Agreement referred to in clause (i) or (ii), in each case as such agreement may be amended, restated, modified, supplemented and in effect from time to time.".

                     2.2. Amendment to Section 8.01. Section 8.01 of the Agreements is amended by re-designating subsections "(p)" and "(q)" thereof as subsections "(q)" and "(r)", respectively, and adding the following new subsection (p):

                        "(p) Guarantees by Subsidiaries of Bank Debt (subject to the provisions of Section 8.16);".

                    3. Additional Undertaking. In consideration of the amendments set forth in 2 above, the Company hereby acknowledges to and agrees with each of the Noteholders that, notwithstanding anything to the contrary herein or in the Agreements, no Subsidiary of the Company (other than any Foreign Subsidiary) will borrow, or become obligated to borrow, under any Credit Agreement. The Company acknowledges that a failure to comply with this 3 shall constitute an Event of Default for purposes of Section 9.01 of the Agreements.

                    4. Representations and Warranties. The Company represents and warrants to the Noteholders as follows (and the parties hereto agree that the following representations and warranties shall be deemed to have been made pursuant to the Agreements for all relevant purposes thereof):

                         4.1.  Power and Authority.  The Company has the
corporate power and authority to execute and deliver this Amendment and to perform the Agreements as amended hereby (the "Amended Agreements").

                         4.2.  Authorization, etc.  This Amendment has been duly
authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company, and the Amended Agreements constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                         4.3.  No Conflicts.  The execution and delivery by the
Company of this Amendment and the performance by the Company of this Amendment and of the Amended Agreements will not (i) violate any material provision of law applicable to the Company or any of its Subsidiaries or any Order binding on the Company or any of its Subsidiaries, (ii) to the best knowledge of the Company, conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any agreement or instrument binding on the Company or any of its Subsidiaries or affecting their Properties or (iii) require any approval or consent of any Governmental Authority or, to the best knowledge of the Company, any other Person under any agreement or instrument binding on the Company or any of its Subsidiaries or affecting their Properties.

                         4.4.  No Defaults.  Both immediately prior and after
giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                    5. Condition to Effectiveness. The amendments to the Agreements set forth in 2 shall become effective, as of the date hereof, upon the execution and delivery of this Amendment by the Company and the Required Holders.

                    6.  Miscellaneous.

                         6.1.  Costs and Expenses.  As provided in Section 10.02
of the Agreements, the Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Noteholders in connection with the negotiation, preparation, execution and delivery of this Amendment and any documents executed pursuant hereto.

                         6.2.  Ratification; Waiver.  The Agreements, except as
amended pursuant hereto, are in all respects ratified and confirmed, and the terms, covenants and agreements thereof shall remain in full force and effect.

                         6.3.  References to Agreements and Senior Notes.  From
and after the date hereof, all references to the Agreements in the Agreements, the Senior Notes, the Subsidiary Guarantees and the other Loan Documents shall be deemed to be references to the Agreements as amended by this Amendment.

                         6.4.  Governing Law.  This Amendment shall be construed
in accordance with and governed by the laws of the State of New York.

                         6.5.  Execution in Counterparts.  This Amendment may be
executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                    If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Amendment shall become a binding agreement between you and the Company.

                                             Very truly yours,

                                             ARROW ELECTRONICS, INC.


                                             By: /s/ Robert E. Klatell
                                                -------------------------
                                                Name:   Robert E. Klatell
                                                Title:  Executive Vice President

ACCEPTED AND AGREED:

CIG & CO.


By: /s/ Edward Lewis
    -------------------
    Name:  Edward Lewis
    Title: Partner

PRINCIPAL LIFE INSURANCE COMPANY
  By Principal Capital Management, LLC,
  a Delaware limited liability company,
  its Authorized Signatory


By: /s/ Jon C. Heiny
    -------------------
    Name:  Jon C. Heiny
    Title: Counsel

By: /s/ Dennis D. Ballard
    ------------------------
    Name:  Dennis D. Ballard
    Title: Counsel



TEACHERS INSURANCE & ANNUITY
  ASSOCIATION OF AMERICA

By: /s/ Estelle Simsolo
    ----------------------
    Name:  Estelle Simsolo
    Title: Director - Private Placements


THE LINCOLN NATIONAL LIFE INSURANCE
  COMPANY
By:  Lincoln Investment Management, Inc.,
       It's Attorney-in-Fact


By: /s/ David C. Patch
    ---------------------
    Name:  David C. Patch
    Title: Vice President